Exhibit 1.1

EXECUTION VERSION

DMC Global Inc.

2,500,000 Common Shares

Common Stock, $.05 par value per share

UNDERWRITING AGREEMENT

May 4, 2021

KeyBanc Capital Markets Inc.

As Representative of the several Underwriters

c/o KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Ladies and Gentlemen:

DMC Global Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 2,500,000 shares (the “Firm Shares”) of common stock, $.05 par value per share, of the Company (the “Common Stock”). In addition, the Company has granted to the Underwriters an option to purchase up to an aggregate of 375,000 additional shares of Common Stock (the “Optional Shares”), solely to cover over-allotments, if and to the extent that the Representative, as manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters, as provided in Section 2 hereof. The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Shares.”

1.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)            Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-255719), including a form of prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Common Stock. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”), including all information and documents incorporated or deemed incorporated by reference therein under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is herein called the “Registration Statement.” The Registration Statement is an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The preliminary prospectus supplement, dated May 3, 2021, describing the Shares and the offering thereof, together with the Base Prospectus, is herein called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof that is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” The Preliminary Prospectus, including the Base Prospectus, relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is herein called the “Time of Sale Prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet the requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, the term “broadly available road show” means a “bona fide electronic road show” (as defined in Rule 433 of the Securities Act) that has been made available without restriction to any person. Any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) is herein called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). For purposes of this Agreement, the “Applicable Time” is 5:50 (Eastern time) on May 4, 2021. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in, or “part of” the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is incorporated by reference in the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

(b)            Company Not Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. No order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each preliminary prospectus, the Time of Sale Prospectus and the Prospectus, at the time of filing thereof, complied, and any further amendments or supplements thereto will comply, in all material respects, with the Securities Act, and did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

(c)            Time of Sale Information. The Time of Sale Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information listed in Schedule II hereto, taken together (collectively, the “Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus listed on Schedule II or Schedule III hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus. Each Issuer Free Writing Prospectus listed on Schedule I or Schedule II hereto and each broadly available road show, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

(d)            Effective Registration Statement; No Stop Order. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement under the Securities Act is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information regarding the Registration Statement.

(e)            Compliance with Registration Requirements. At the time the Registration Statement became effective, the Company met the applicable requirements for use of Form S-3 under the Securities Act. The Registration Statement complies, and the Prospectus and any further amendments or supplements thereto will comply, in each case in all material respects, with the Securities Act. The Registration Statement, and any post-effective amendment thereto, does not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any supplements thereto, as of its date or the date of such supplement and on each Delivery Date (as defined below), does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or filed as exhibits to the Registration Statement that have not been described or filed as required.

(f)            Identical Offering Documents. The Time of Sale Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Time of Sale Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(g)            Experienced Issuer. The Company meets the requirements for the use of Form S-3 under the Securities Act specified in FINRA Rule 5110(h)(1)(C) of the Financial Industry Regulatory Authority (“FINRA”). The Company is an “experienced issuer” as defined in FINRA Rule 5110(j)(6).

(h)            Incorporated Documents. The documents incorporated by reference or deemed to be incorporated by reference in the Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference or deemed to be incorporated by reference in the Disclosure Package or the Prospectus or any supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            Good Standing of Company. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or in the results of operations, properties, business or prospects of the Company and the Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(j)            Good Standing of Subsidiaries. The only subsidiaries of the Company that constitute “significant subsidiaries” of the Company (within the meaning of Rule 1-02(w) of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) are the Subsidiaries listed on Schedule IV hereto. Each of the Subsidiaries of the Company has been duly incorporated or organized and is validly existing as a corporation, limited partnership, limited liability limited partnership, general partnership, limited liability company or other entity, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized (to the extent the concept of good standing is recognized in such jurisdiction) and has the requisite organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership, limited liability company or other entity, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not, individually or in the aggregate, result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly authorized and validly issued and, in the case of each Subsidiary that is a corporation, are fully paid and non-assessable, and, except as otherwise set forth in each of the Disclosure Package and the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company, as applicable, either directly or through wholly-owned Subsidiaries, free and clear of any perfected security interest or any other security interests, mortgages, pledges, Liens, encumbrances, claims in law or in equity, and none of the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Subsidiaries were issued in violation of the preemptive or similar rights of any security of each Subsidiary.

(k)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l)            Capitalization. The duly authorized, issued and outstanding capital stock of the Company is as set forth under the caption “Description of Common Stock” in the Disclosure Package and the Prospectus as of the date set forth therein; all of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform in all material respects to the description thereof in the Disclosure Package and the Prospectus; except as described in the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company, in each case other than in connection with awards made in the ordinary course of business under the Company’s equity compensation plans described in the Disclosure Package and the Prospectus.

(m)            Authorization and Description of Shares. The Common Stock conforms in substance in all material respects to all statements in relation thereto contained in the Registration Statement, the Disclosure Package and the Prospectus; the Shares have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration provided for herein, will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to the preemptive or other similar rights of any security holder of the Company.

(n)            Absence of Registration Rights. Other than as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement. To the extent any person has such registration rights, such rights have been waived with respect to the registration of securities in connection with the Registration Statement.

(o)            Approval and Authorization. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except (i) such as have been made or obtained under the Securities Act or the rules of NASDAQ (as defined below), or (ii) the consents, approvals, authorizations, registrations or qualifications as may be required by state securities or “blue sky” laws.

(p)            Absence of Conflicts. The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the certificate of incorporation, by-laws, limited liability company agreement or similar organizational documents of the Company or any of the Subsidiaries, as applicable, (ii) any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (iii) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Subsidiaries or any of their property, assets or operations, except in the case of (ii) or (iii), as would not individually or in the aggregate have a Material Adverse Effect.

(q)            Absence of Defaults. None of the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, by-laws, limited liability company agreement or similar organizational documents, as applicable, or (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except in the case of clause (ii), except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(r)            Title to Property. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties and assets owned by any of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except such as (a) are described in the Disclosure Package and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (x) all real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, (y) all such leases and subleases are in full force and effect, and (z) neither the Company nor any of the Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(s)            Possession of Licenses and Permits. The Company and the Subsidiaries possess such certificates, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state or local governmental or regulatory agencies or bodies necessary to conduct the businesses now operated by them; and the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid in full force and effect except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, which, individually or in the aggregate, would be reasonably likely to result in a Material Adverse Effect.

(t)            Absence of Labor Disputes. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in each case, would result in a Material Adverse Effect.

(u)            Absence of Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there is no legal or governmental action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Disclosure Package or the Prospectus (other than as disclosed therein), or which is reasonably likely to result in a Material Adverse Effect or to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(v)            ERISA. (i) Each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) for which the Company or any member of its “Controlled Group” (defined as an organization which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained, except for any failures that, individually or in the aggregate, would not result in a Material Adverse Effect, in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code and any non-U.S. law; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification; (iv) there have not occurred, nor are there continuing, any transactions (including non-exempt prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breaches of fiduciary duty under applicable law with respect to any Plan which could have a Material Adverse Effect on(a) any Plan or (b) the condition of the Company or any member of the Controlled Group; and (v) except for any failures that, individually or in the aggregate, would not result in a Material Adverse Effect, the Company and each member of its Controlled Group has made all contributions to or under each Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan, or any contract or agreement requiring contributions to a Plan.

(w)            Possession of Intellectual Property. The Company and the Subsidiaries solely own or have the right to use on reasonable terms all patents, patent rights, patent applications, software, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Disclosure Package and the Prospectus and as currently proposed to be conducted. To the knowledge of the Company, neither the Company nor any of the Subsidiaries infringes or otherwise violates the Intellectual Property rights of others. Except as described in the Registration Statement, Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has received any written notice of any alleged infringement of or conflict with the Intellectual Property rights of others, except for such alleged infringement of or conflict with the Intellectual Property rights of others that would not result in a Material Adverse Effect. The Company and the Subsidiaries are not aware of any facts or circumstances which would render any material Intellectual Property owned by the Company or any of the Subsidiaries invalid or inadequate to protect the interests of the Company or any of the Subsidiaries therein. All former and current employees of the Company or any of the Subsidiaries (and all other consultants and contractors of the Company or any of the Subsidiaries who contributed to or participated in the conception or development of any material Intellectual Property for the Company or any of the Subsidiaries) have executed written contracts or agreements that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company and the Subsidiaries, including without limitation all Intellectual Property owned, controlled by or in the possession of the Company or any of the Subsidiaries. Except as disclosed in the Disclosure Package and the Prospectus, there is no unauthorized use, infringement or misappropriation known to the Company of any of the Intellectual Property owned by the Company or any of the Subsidiaries by any third party, employee or former employee, that would, individually or in the aggregate, have a Material Adverse Effect. Each material agreement and instrument (each, a “License Agreement”) pursuant to which any Intellectual Property is licensed to, or by, the Company or any of the Subsidiaries is in full force and effect, and is a valid and binding agreement of, the Company or the applicable Subsidiary, as the case may be, enforceable against the Company or such Subsidiary in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; the Company and the Subsidiaries are in material compliance with their respective obligations under all License Agreements and, to the knowledge of the Company, all other parties to any of the License Agreements are in material compliance with all of their respective obligations thereunder; no event or condition has occurred or exists that gives or would give any party to any License Agreement the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any such License Agreement or any rights of the Company or any of the Subsidiaries thereunder, to exercise any of such party’s remedies thereunder, or to take any action that would adversely affect any rights of the Company or any of the Subsidiaries thereunder, in each case that might have a Material Adverse Effect and the Company is not aware of any facts or circumstances that would result in any of the foregoing or give any party to any License Agreement any such right; and neither the Company nor any of the Subsidiaries has received any written notice of default, breach or noncompliance under any material License Agreement. The Company and the Subsidiaries have taken reasonable measures to protect its trade secrets and confidential information, by requiring all those with access to sign an enforceable nondisclosure agreement. To the knowledge of the Company, no one is in breach of any such agreement.

(x)            Environmental Laws. Except as described in the Disclosure Package and the Prospectus: (i) the Company and the Subsidiaries and their respective properties, assets and operations (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the manufacture, generation, storage, treatment, use, processing, distribution, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are, and at all prior times were, in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or the Subsidiaries, except, in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in or incorporated by reference in the Disclosure Package and the Prospectus, (a) there are no material proceedings that are pending, or that are known to be contemplated, against the Company and its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, (b) neither the Company nor any of the Subsidiaries are aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect and (c) none of the Company and the Subsidiaries currently expect to make material capital expenditures in order to comply with any Environmental Laws.

(y)            Hazardous Materials. Except as described in the Disclosure Package and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment or Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or the Subsidiaries (or, to the knowledge of the Company or the Subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or the Subsidiaries would reasonably be expected to be liable) at, on, under or from any property or facility that is, or was previously, owned, operated or leased by any of the Company or any of the Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of Section 1(x) and this Section 1(y) only, (a) “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos-containing materials, per- and polyfluoraulkyl substances, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law, and (b) “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(z)            Cybersecurity. Except as would not have, individually or in the aggregate, a Material Adverse Effect or as disclosed in the Disclosure Package and the Prospectus, (a) the Company’s and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries, respectively, as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (b) the Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) used, acquired, or maintained in connection with their businesses, and to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without cost or liability or the duty to notify any other person, nor any such cybersecurity incidents currently under internal review or investigations relating to the same, (c) the Company and the Subsidiaries have not been notified in writing of, and have no knowledge of, any event or condition that would reasonably be expected to result in any security breach or other compromise to their IT Systems and Personal Data, and (d) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, the Company’s internal policies and contractual obligations relating to the privacy and security of the IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(aa)          Tax Returns. The Company and the Subsidiaries have filed all foreign, federal, state and local tax returns that are required to have been filed, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and with respect to which adequate reserves have been set aside in accordance with U.S. generally accepted accounting principles (“GAAP”) and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)         Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) all policies of insurance and any fidelity or surety bonds insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (b) the Company and the Subsidiaries are in compliance with the terms of such policies and instruments; (c) there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; (d) neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and (e) neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost comparable to costs currently being incurred.

(cc)          OSHA. The Company and each of the Subsidiaries are in compliance in all respects with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)         Financial Statement; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated subsidiaries set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. Any selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly, in all material respects, the information shown therein at the respective dates and periods specified and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. Other than as set forth therein, the Company is not required to include any financial statements or pro forma financial statements in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or any document required to be filed with the Commission under the Exchange Act. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

(ee)          eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff)           No Material Business Disruption or Change in Financial Position. Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus any loss or interference with its business that in each case is material to the Company and the Subsidiaries considered as a whole, otherwise than as set forth in the Time of Sale Prospectus and the Prospectus. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any (i) material change in the capitalization of the Company or the Subsidiaries, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of the Company, (iii) transaction that is material to the Company and the Subsidiaries contemplated or entered into by the Company or any of the Subsidiaries, (iv) obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, (v) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or (vi) Material Adverse Effect, in each case otherwise than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(gg)         Independent Public Accountants. Ernst & Young LLP, who has certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (“E&Y”), is, and during the periods covered by such certification was, an independent public accountant as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”). E&Y has not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement and the Prospectus or any Issuer Free Writing Prospectus, provided to the Company any non-audit services (as such term is defined in Section 10A(g) of the Exchange Act) required to be disclosed in, or in documents incorporated by reference into, the Prospectus that are not so disclosed.

(hh)         Internal Controls. Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)            Accounting Controls and Disclosure Controls. The Company and the Subsidiaries have implemented a system of internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and internal accounting controls designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and the Subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(jj)            Compliance with the Sarbanes-Oxley Act. Neither the Company nor any Subsidiary, nor any of their respective directors, members or managers, as applicable, or officers, in their capacities as such, is in breach or violation of any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)          Statistical, Demographic or Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ll)            NASDAQ. The Common Stock is registered under Section 12(b) of the Exchange Act and listed on The Nasdaq Stock Market LLC (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

(mm)         Investment Company Act. Neither the Company nor any Subsidiary is, or upon the issuance and sale of the Shares as herein contemplated and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, in the Disclosure Package and the Prospectus will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(nn)          Regulation M. Neither the Company, the Subsidiaries nor any of their respective directors, officers, agents, employees, affiliates or persons acting on behalf of the Company or any of the Subsidiaries has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, in each case that would directly or indirectly violate any provision of Regulation M under the Exchange Act (“Regulation M”).

(oo)            Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act.

(pp)            Foreign Corrupt Practices Act. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and the Subsidiaries and, to the knowledge of the Company, its other controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq)            Money-Laundering Laws. The operations of the Company and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(rr)               OFAC. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)          Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of the Subsidiaries or, to the knowledge of the Company, any other person that are required to be described in Disclosure Package or the Prospectus that have not been described as required.

(tt)           Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.            Sale, Purchase and Delivery of Shares.

(a)            On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters the Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, each Underwriter agrees, severally and not jointly, to purchase from the Company at $42.975 per share (the “Purchase Price”) the respective number of Firm Shares set forth opposite their name on Schedule I hereto.

(b)            On the basis of the representations, warranties and agreements contained in this Agreement, and subject to its terms and conditions, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Optional Shares or any portion thereof from the Company at the Purchase Price, solely to cover over-allotments. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Optional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Delivery Date for the Firm Shares nor later than ten business days after the date of such notice; provided, however, that if notice is received prior to the Delivery Date, the purchase date will be the Delivery Date. On each Optional Delivery Date, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased on such Optional Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)            The several Underwriters propose to offer the Shares for sale upon the terms and conditions and in the manner set forth in the Prospectus.

(d)            The Shares to be purchased by each Underwriter hereunder, in definitive or global form as specified by the Representative, and in such authorized denominations and registered in such names as the Representative may request, shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of DTC, for the accounts of such Underwriters, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representative. The date of such delivery and payment shall be, with respect to the Firm Shares, May 7, 2021 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, on the date specified by the Representative in the written notice given by the Representative of its election to purchase such Optional Shares, or such date as the Representative and the Company may agree upon in writing. Such date for delivery of the Firm Shares is herein called the “First Delivery Date,” such date for delivery of the Optional Shares, if not the First Delivery Date, is herein called an “Optional Delivery Date,” and each such time and date for delivery is herein called a “Delivery Date.”

(e)            Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3.            Covenants of the Company. The Company covenants and agrees with each of the Underwriters:

(a)            Blue Sky and Other Qualification. To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under (or obtain exemptions from the application of) the securities or “blue sky” laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications (or exemptions) in effect as long as reasonably requested by the Representative for the distribution of the Shares, provided that, except for service of process with respect to the offering and sale of the Shares, the Company shall not be required to (a) qualify as a foreign corporation or to consent to the service of process under the laws of any jurisdiction where it is not now so qualified or required to file such a consent, (b) produce any new disclosure document or (c) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(b)            Registration Statement Amendments. If, after the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible, and the Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective.

(c)            Notice of Registration Statement Amendments; Commission Stop Orders. To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; during the period beginning on the date hereof and ending on the date on which, in the opinion of counsel for the Underwriters, a prospectus is no longer required by law to be delivered in connection with the offering and sales of the Shares, to make no further amendment or any supplement to the Registration Statement or Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act) which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly, and in any event within the time periods specified, all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus or any other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus or other prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(d)            Delivery of Registration Statement and Prospectus. No later than 12:00 p.m., Eastern time, on the second business day succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and upon its request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law, rule or regulation to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representative but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Underwriters to the extent such document is available on EDGAR.

(e)            Registration Fees. To pay the required Commission filing fees relating to the Shares within the time required by Rule 456 under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(f)            Rule 158. To make generally available to its securityholders via EDGAR within the required time periods after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act).

(g)            Lock-up. During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, except as provided hereunder, not to, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or publicly announce the intention to do any of the foregoing (other than pursuant to equity incentive plans existing on the date of this Agreement), without the prior written consent of the Representative. The foregoing sentence shall not prohibit the issuance of any shares of Common Stock or options to purchase Common Stock or other Common Stock-based awards, in each case granted pursuant to any equity compensation plans or agreements referred to in the Prospectus.

(h)            Certification Regarding Beneficial Owners of Legal Entity Customers. To deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation and such additional supporting documentation, in each case as each Underwriter may reasonably request in connection with the execution of this Agreement.

(i)            Market Activities. Not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company, in each case in violation of Regulation M.

(j)            Exchange Listing. To use it best efforts to list the Shares on NASDAQ.

(k)            Undertakings. To comply with all of the provisions of any undertakings in the Registration Statement.

4.            Additional Agreements.

(a)            The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act). Each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus. Any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II or Schedule III hereto.

(b)            The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)            The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(d)            The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

5.            Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(a) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “blue sky” Memorandum and the preparation, printing and delivery to the Underwriters of copies of the state securities law or “blue sky” survey and any supplements thereto (provided, however, that such Underwriters’ counsel’s fees shall be limited to $10,000) and any Canadian “wrapper” and any supplements thereto; (c) all fees and expenses in connection with listing the Shares on NASDAQ; (d) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (e) the cost of preparing share certificates, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Shares to the Underwriters (collectively, “Transfer Taxes”) and any Transfer Taxes imposed on the resale of the Shares by the Underwriters to the initial investors; (f) the cost and charges of any transfer agent or registrar; (g) the costs and expenses of the Company and the Underwriters relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics and (e) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

6.            Conditions of the Obligation of the Underwriters. The obligations of the several Underwriters hereunder shall be subject to the continuing accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

(a)            Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 3(c) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.

(b)            No Misstatement or Material Omission. The Underwriters shall not have discovered and disclosed to the Company prior to or on such Delivery Date that (i) the Registration Statement, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading, and (ii) any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            Opinion and 10b-5 Statement of Counsel for the Company. Davis Graham & Stubbs LLP shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated such Delivery Date, in form and substance satisfactory to the Representative.

(d)            Opinion and 10b-5 Statement of Counsel for the Underwriters. Jones Day, counsel for the Underwriters, shall have furnished to the Representative their written opinion and 10b-5 statement, dated such Delivery Date, in form and substance satisfactory to the Representative, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)            Comfort Letters. The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Representative, from E&Y, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries, respectively, contained in the Registration Statement, the Disclosure Package and the Prospectus, provided that the letter shall use a “cut-off date” not earlier than the third day prior to such Delivery Date.

(f)            Officer’s Certificate. The Company will, on each Delivery Date, deliver to the Underwriters a certificate of its Chief Executive Officer and Chief Financial Officer, dated such Delivery Date, to the effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date thereof and provided that any reference therein to the First Delivery Date shall be deemed to refer to the applicable Delivery Date on which such certificate is delivered; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending, or, to the Company’s knowledge, threatened under the Securities Act;

(iii)          No stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iv)          When the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

(v)           Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and Prospectus, except as set forth in the Disclosure Package and the Prospectus, there has not been any (a) transaction or event which has a Material Adverse Effect, (b) change in the capitalization of the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, (c) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole or (d) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g)            Exchange Listing. Any required approval of NASDAQ for the issuance of the Shares shall have been obtained.

(h)            No Material Loss or Change in Financial Condition. (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus any loss or interference with its business, otherwise than as set forth in the Disclosure Package and the Prospectus and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capitalization of the Company or change, or any development or event involving a prospective change, on the condition (financial or otherwise), business, properties, business prospects or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(i)             Force Majeure. On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NASDAQ or the New York Stock Exchange, (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ, (iii) a general moratorium on commercial banking activities declared by United States federal or New York or Delaware state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)             Lock-up Agreement. The Representative shall have received from each person listed on Exhibit B hereto an executed lock-up letter agreement substantially to the effect set forth in the form attached hereto as Exhibit A.

(k)            Reasonable Requests for Information, Certificates and Documents. The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

7.            Indemnification and Contribution. The Company shall indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), its selling agents, its directors, officers, employees and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act:

(a)            against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including legal or other expenses (including the fees and disbursements of counsel chosen by the Underwriters) reasonably incurred by such person in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding, including any litigation, investigation or proceeding by any governmental agency or body), under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)            any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(ii)           any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information described in Section 7(b) hereof.

(b)            Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for inclusion therein. The Company hereby acknowledges that the only written information that the Underwriters have furnished to the Company expressly for use in the Time of Sale Prospectus and the Prospectus consists solely of the statements set forth in the Time of Sale Prospectus and the Prospectus in the table in the first paragraph and as set forth in the fifth paragraph, the tenth paragraph, the eleventh paragraph, the thirteenth paragraph and the fourteenth paragraph under the caption, “Underwriting.”

(c)            Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Sections 7(a) or 7(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Sections 7(a) or 7(b) hereof. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters and shall be reasonably acceptable to the Company, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company and shall be reasonably acceptable to the Underwriters. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)            Contribution. If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Sections 7(a) or 7(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters, respectively, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Underwriters, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters, respectively, shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.            Default of the Several Underwriters. If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of shares of Common Stock set forth opposite their respective names on Schedule I hereto bears to the aggregate number of shares of Common Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of Sections 5 and 7 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

9.            Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Common Stock or the Optional Shares, respectively, if, prior to that time, any of the events described in Sections 6(h) or 6(i) hereof shall have occurred or if the Underwriters shall decline to purchase such Shares for any reason permitted under this Agreement other than pursuant to Section 5. In such case, the Company shall have no liability hereunder except as provided by Sections 1, 7 and 14 hereof.

10.          Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Shares for delivery to the Underwriters in breach of its obligations hereunder or as a result of its failure to use commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand, the Company shall pay the full amount thereof to the Underwriters.

11.          Notices. All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication, and:

(a)            if to the Underwriters, shall be delivered to KeyBanc Capital Markets, 127 Public Square, 4th Floor, Cleveland, OH 44114 Attention: Equity Syndicate Department (Facsimile: 216-689-0845), with a copy to Legal (Facsimile: 216-689-4121); and with a copy (which shall not constitute notice) to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael J. Solecki, Esq. (Facsimile: 216-579-0212; E-mail: mjsolecki@jonesday.com); and

(b)            if to the Company, shall be delivered to it at 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021, Attention: Michelle Shepston, (E-mail: mshepston@dmcglobal.com); with a copy (which shall not constitute notice) to Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, Attention: John A. Elofson, Esq. (Facsimile: 303-893-1379; E-mail: john.elofson@dgslaw.com).

Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

12.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the indemnities and agreements of the Company contained in Section 7 of this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 7(c) hereof shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.          Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

14.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the Company consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement; (v) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise and (vi) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in connection with this Agreement and agrees that the Underwriters shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.          Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the Parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Representative. In the event that any one or more of the terms or provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such term or provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the Parties as reflected in this Agreement.

16.          Recognition of the U.S. Special Resolution Regimes. In the event that the Representative is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that the Representative is a Covered Entity and the Representative, or a BHC Act Affiliate (as defined below) of the Representative, becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Representative are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.          Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

18.          Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT SUCH CLAIM, CONTROVERSY OR DISPUTE IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19.          Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the Parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Agreement.

20.          Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DMC Global INC.

By:	/s/ Michael Kuta

Name:	Michael Kuta
Title:	Chief Financial Officer

Accepted and agreed by:

KeyBanc Capital Markets Inc.

Acting as Representative of the Several Underwriters named in attached Schedule I

By:	/s/ Mason Wynocker

Name:	Mason Wynocker
Title:	Managing Director